UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021 (October 18, 2021)

Microvast Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

12603 Southwest Freeway, Suite 210

Stafford, Texas 77477

(Address of principal executive offices, including zip code)

281-491-9505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On October 18, 2021, the Audit Committee (the “Committee”) of the Board of Directors of Microvast Holdings, Inc. (the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of October 18, 2021. Marcum served as the independent registered public accounting firm of Tuscan Holdings Corp., (“Tuscan”), the Company’s predecessor prior to the business combination with Microvast, Inc., a wholly-owned subsidiary of the Company, on July 23, 2021.

Marcum’s report on Tuscan’s financial statements as of and for the fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainties, audit scope, or accounting principles, except for an explanatory paragraph in the December 31, 2020 report regarding substantial doubt about Tuscan’s ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through October 18, 2021, (i) there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on Tuscan’s financial statements for such periods, and (ii) there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls over financial reporting identified by management solely as a result of accounting for private warrants issued in connection with Tuscan’s initial public offering as components of equity instead of derivative liabilities, which resulted in the restatement of Tuscan’s financial statements as set forth Amendment No. 1 to Tuscan’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on June 1, 2021.

The Company provided Marcum with a copy of the disclosures made pursuant to Item 4.01 of this Current Report on Form 8-K and requested that Marcum furnish it with a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K, stating whether Marcum agrees with such disclosures. A copy of Marcum’s letter, dated October 22, 2021, is filed herewith as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

On October 18, 2021, the Committee approved the engagement of Deloitte Touche Tohmatsu Certified Public Accountants LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte has served as the independent registered public accounting firm of Microvast, Inc. since 2011.

During the two most recent fiscal years ended December 31, 2019 and December 31, 2020 and the subsequent interim period through October 18, 2021, neither the Company nor anyone acting on the Company’s behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Marcum LLP dated October 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2021	MICROVAST HOLDINGS, INC.

	By:	/s/ Yanzhuan Zheng
	Name:	Yanzhuan Zheng
	Title:	Chief Financial Officer

3